Exhibit 16(a)

POWER OF ATTORNEY

The undersigned, Christpher J. Ailman, Susan J. Carter, Collette Chilton, Neil A. Cotty, Robert Fairbairn, Henry R. Keizer, Cynthia A. Montgomery, Donald C. Opatrny, John M. Perlowski, Lori Richards, Mark Stalnecker, Kenneth L. Urish, and Claire A. Walton, Trustees of BlackRock ETF Trust (the “Trust”), hereby authorize John M. Perlowski, Jay M. Fife, Jennifer McGovern and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), one or more Registration Statements on Form N-14, filed for BlackRock ETF Trust or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of BlackRock ETF Trust, or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

(Remainder of page intentionally left blank)

Exhibit 16(a)

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of May 20, 2026.

Signature	Title	Signature	Title

/s/ Christopher J. Ailman	Trustee	/s/ John M. Perlowski	Trustee
Christopher J. Ailman		John M. Perlowski

/s/ Susan J. Carter	Trustee	/s/ Lori Richards	Trustee
Susan J. Carter		Lori Richards

/s/ Collette Chilton	Trustee	/s/ Mark Stalnecker	Trustee
Collette Chilton		Mark Stalnecker

/s/ Neil A. Cotty	Trustee	/s/ Kenneth L. Urish	Trustee
Neil A. Cotty		Kenneth L. Urish

/s/ Robert Fairbairn	Trustee	/s/ Claire A. Walton	Trustee
Robert Fairbairn		Claire A. Walton

/s/ Henry R. Keizer	Trustee
Henry R. Keizer

/s/ Cynthia A. Montgomery	Trustee
Cynthia A. Montgomery

/s/ Donald C. Opatrny	Trustee
Donald C. Opatrny